SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 18, 2007

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 18, 2007, Commonwealth Biotechnologies, Inc. (the “Company”) entered into a term sheet (the “Term Sheet”) with Tripos, Inc. (“Tripos”) regarding the sale of Tripos’ Discovery Research Products and Services business (the “Business”).

Under the terms of the Term Sheet, the Company and CBI will negotiate in good faith a definitive acquisition agreement pursuant to which CBI will acquire all of the capital stock of Tripos Discovery Research, Ltd. (“TDR”), a wholly-owned subsidiary of the Company, thereby acquiring the Business as a going concern. The aggregate consideration to be received by the Company for the sale of the Business will be $500,000 in cash, plus base receivables of TDR in the amount of $1,800,000. This consideration will extinguish $720,559 of cash advances previously made by the Company to TDR. The Company may, at its discretion, make additional advances to TDR prior to closing the transaction, which advances will be repaid out of additional TDR receivables.

The parties are currently negotiating a definitive agreement with a goal to complete the transaction within 15 days following the execution of the Term Sheet, or as promptly thereafter as practical. Consummation of the sale will be subject to a number of conditions, including consent by the boards of both the Company and Tripos, receipt of all necessary regulatory approvals in both the United States and United Kingdom, completion of satisfactory due diligence by the Company, and certain other customary closing conditions. In addition, the definitive agreement will contain customary representations and warranties (which will survive the closing of the transaction), covenants, and closing conditions and will provide customary indemnities.

The Term Sheet will expire on May 4, 2007 unless the parties have executed a definitive agreement by that time. In addition, the Company may terminate the Term Sheet at any point prior to its expiration.

Pursuant to the terms of the Term Sheet, Tripos has retained the right to continue to negotiate with TDR management regarding a previously disclosed offer to purchase the Business. Other than this outstanding offer, Tripos has agreed that it will not actively solicit any third parties, or receive and consider other offers to purchase the Business, for a period of 15 days following the execution of the Term Sheet. In addition, Tripos has agreed that there will be no change in the business structure of Tripos while the Term Sheet is in effect, other than the pursuit of legitimate opportunities to grow Tripos’ business.

The above description of the Term Sheet does not purport to be a complete statement of the parties’ rights and obligations thereunder and the transactions contemplated thereby. The Term Sheet is included as Exhibit 10.1 to this Report and the foregoing description is qualified in its entirety by reference to the exhibit.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning, the Company’s ability to complete the purchase of the Business. These statements are based upon numerous assumptions that the Company cannot control and involve risks and uncertainties that could cause actual results to differ. These statements should be understood in light of the risk factors set forth in the Company’s filings with the SEC, including, without limitations, those factors set forth in the Company’s Form 10-KSB for the fiscal year ended December 31, 2006, and from time to time in the Company’s periodic filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Terms Sheet, dated April 18, 2007, between Commonwealth Biotechnologies Inc. and Tripos, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commonwealth Biotechnologies, Inc.

By:	/s/ Paul D’Sylva
Paul D’Sylva
Chief Executive Officer

Date: April 23, 2007